Exhibit 10.2

REVOLVING NOTE

$10,000,000	Houston, Texas	As of August 31, 2012

FOR VALUE RECEIVED, VERTEX ENERGY, INC., a Nevada corporation (“Borrower”), hereby promises to pay to the order of Bank of America, N.A. (“Lender”) on or before the Term Loan Maturity Date, the principal amount of $10,000,000 or so much thereof as may then be outstanding under this note, together with interest, as described below.

This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement dated as of the date hereof (as amended, supplemented or restated from time to time, the “Credit Agreement”), between Borrower and Lender and is the “Revolving Note” referred to in the Credit Agreement.  Unless defined in this note, or the context requires otherwise, capitalized terms used in this note have the meanings given them in the Credit Agreement.  Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys’ fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due under this note, and security for the payment of this note.  This note is a Loan Document and, therefore, is subject to the applicable provisions of Section 13 of the Credit Agreement, all of which applicable provisions are incorporated into this note by reference as if set forth in this note verbatim.

Specific reference is made to Section 3.7 of the Credit Agreement for usury savings provisions.

The rights and obligations of Borrower and Lender shall be determined solely from written agreements, documents, and instruments, and any prior oral agreements between Borrower and Lender are superseded by and merged into such writings.  this note, the Credit Agreement and the other written loan documents executed by Borrower and Lender (or by Borrower for the benefit of Lender) represent the final agreement between Borrower and Lender and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the parties.  there are no unwritten oral agreements between the parties.

This note must be construed — and its performance enforced — under Texas law.

[Signature is on the following page.]

EXECUTED as of the date first written above.

BORROWER: